Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2021, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-256154) and related Prospectus of Marqeta, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Redwood City, California

May 31, 2021